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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
American Capital Strategies, Ltd.
(Name of Registrant as Specified In Its Charter)
American Capital Strategies, Ltd.
(Name of Person(s) Filing Proxy Statement)

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AMERICAN CAPITAL STRATEGIES, LTD.
2 BETHESDA METRO CENTER, 14th FLOOR
BETHESDA, MARYLAND 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2003

To the Stockholders:

        The Annual Meeting of Stockholders of American Capital Strategies, Ltd. (the "Company"), will be held at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Thursday, May 15, 2003, at 10:00 a.m., for the following purposes:

  1.
  To elect three directors of the Company, each to serve a three-year term and until their successors are elected and qualified;

  2.
  To approve the adoption of the Company's 2003 Employee Stock Option Plan;

  3.
  To ratify the selection of Ernst & Young LLP to serve as independent public accountants for the Company for the year ending December 31, 2003; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on March 31, 2003, are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

        A proxy statement, form of proxy and self-addressed envelope are enclosed. Please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote in person.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                      John R. Erickson
                       Executive Vice President, Chief
                      Financial Officer and Secretary

April 10, 2003

AMERICAN CAPITAL STRATEGIES, LTD.

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Capital Strategies, Ltd. (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 15, 2003, at 10:00 a.m. at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders, which includes audited financial statements for the year ended December 31, 2002, are first being sent to the Company's stockholders ("Stockholders") on or about April 10, 2003.

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time prior to the voting of the proxy by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with the Secretary of the Company. In the event you attend the Annual Meeting, you may revoke your proxy and cast your vote personally. Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted FOR the election of the three director nominees, FOR approval of the adoption of the Company's 2003 Employee Stock Option Plan (the "2003 Employee Option Plan") and FOR the ratification of Ernst & Young LLP as the independent accountants of the Company.

        The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxies to vote in accordance with their judgment on such matters.

        The cost of soliciting proxies on the accompanying form will be borne by the Company. In addition to the use of mail, officers of the Company may solicit proxies by telephone or telecopy. Upon request, the Company will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of the Company's common stock, $0.01 par value per share ("Common Stock").

        The Board of Directors has fixed the close of business on March 31, 2003, as the record date for determining the holders of Common Stock entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof ("Record Date"). On the Record Date, there were issued and outstanding 54,840,568 shares of Common Stock. Only Stockholders of the Common Stock on the Record Date are entitled to vote at the Annual Meeting and such Stockholders will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing. The presence in person or by proxy of a majority in voting power of the Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

        The Company's principal executive offices are located at Two Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. Notices of revocation of proxies should be sent to that address, attention Corporate Secretary.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of March 20, 2003 (unless otherwise indicated), the beneficial ownership of each current director, each nominee for director, each of the executive officers (the "Executive Officers"), the Executive Officers and directors as a group and each stockholder known to management of the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company. Unless otherwise indicated, the Company believes that the beneficial owner set forth in the table has sole voting and investment power.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS(1)
Capital Group International, Inc. 11100 Santa Monica Blvd. Los Angeles, CA 90025	2,884,520	(2)	6.0%
Directors and Executive Officers:
Malon Wilkus	1,623,846	(3)(4)	3.4%
John Erickson	460,357	(3)(5)	*
Ira Wagner	405,132	(3)	*
Roland Cline	290,818	(3)(4)	*
Gordon O'Brien	265,411	(3)(4)	*
Darin R. Winn	224,083	(3)	*
Mary C. Baskin	12,411	(6)	*
Neil M. Hahl	25,170	(6)	*
Philip R. Harper	158,124	(6)(7)	*
Stan Lundine	24,400	(6)	*
Kenneth D. Peterson, Jr.	10,250	(6)(8)	*
Alvin N. Puryear	23,000	(6)	*
Directors and Executive Officers as a group (12 persons)	3,523,002		7.3%

*
Less than one percent.

(1)
Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock subject to options held by directors and Executive Officers of the Company that are exercisable within 60 days of March 20, 2003, are deemed outstanding for the purposes of computing such director's or executive officer's beneficial ownership.

(2)
Capital Guardian Trust Company ("Guardian"), a bank, is deemed to have beneficial ownership of 2,884,520 shares of Common Stock as a result of acting as investment manager of various institutional accounts, with respect to the shares of Common Stock directly owned by such managed accounts. Guardian has sole voting power with regard to 2,044,050 of such shares. Guardian is a wholly-owned subsidiary of Capital Group International, Inc. ("CGII"), which may also be deemed to beneficially own such shares. The information in this footnote was obtained from Schedule 13-G filed with the Securities and Exchange Commission by CGII for calendar year 2002.

(3)
Includes shares allocated to the account of each Executive Officer as a participant in the American Capital Strategies Employee Investment and Stock Ownership Plan (the "ESOP") over which each has voting power under the terms of the ESOP, and shares issuable upon the exercise of options that are exercisable within 60 days of March 20, 2003. Mr. Wilkus has 53,234 shares in the ESOP and 574,646 shares issuable upon the exercise of options. Mr. Erickson has 1,784 shares in the ESOP and 427,773 shares issuable upon the exercise of options. Mr. Wagner has 2,377 shares in the ESOP and 399,155 shares issuable upon the exercise of options. Mr. Cline has 49,340 shares in the ESOP and 238,497 shares issuable upon the exercise of options. Mr. O'Brien has 1,284 shares in the ESOP and 258,557 shares issuable upon the exercise of options. Mr. Winn has 1,386 shares in the ESOP and 221,497 shares issuable upon the exercise of options.

(4)
Includes the equivalent number of shares held as units in the Company's 401(k) profit sharing plan of which the named Executive Officer is the beneficial power. Messrs. Wilkus, Cline and O'Brien have the equivalent of 1,612, 2,981 and 1,070 shares, respectively. The 401(k) plan is part of the ESOP, and such units are in addition to shares held in the ESOP stock account of the named individual. SEE LONG TERM INCENTIVE PLANS—ESOP.

(5)
Does not include shares owned by the ESOP, for which Mr. Erickson is the Trustee, other than shares allocated to Mr. Erickson's ESOP account. See note (3).

(6)
Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of March 20, 2003. Ms. Baskin and Messrs. Hahl, Harper, Lundine, Peterson and Puryear have 10,000, 20,000, 3,300, 20,000, 10,000 and 20,000 such shares, respectively.

(7)
Includes 3,000 shares that are owned by Mr. Harper's wife.

(8)
Includes 250 shares that are owned by Mr. Peterson's wife. Mr. Peterson disclaims beneficial ownership of such shares.

PROPOSAL 1: ELECTION OF DIRECTORS

        Pursuant to the terms of the Certificate of Incorporation, the directors are divided into three classes, composed of three directors each. The existing classes of directors hold office for terms expiring at the annual meetings of Stockholders to be held in 2003, 2004 and 2005, respectively. Stockholders elect one-third of the members of the Board of Directors annually. One position in the class to be elected in 2004 and one position in the class to be elected in 2005 are vacant.

        The terms of Philip R. Harper, Kenneth D. Peterson, Jr., and Malon Wilkus will expire at the Annual Meeting and each has been nominated by the Compensation and Compliance Committee of the Board of Directors, in accordance with the By-laws of the Corporation, to stand for re-election at the Annual Meeting to hold office until the annual meeting to be held in 2006 and his successor is elected and qualified. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A stockholder using the enclosed form of proxy can vote for or withhold his or her vote from any or all of the nominees. The election of directors requires the vote of a plurality of the Common Stock. If the proxy card is properly executed but unmarked, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below.

        Certain information, as of the Record Date, with respect to each of the directors of the Company including the three nominees for election at the Annual Meeting and for each of the Executive Offices is set forth below.

NAME AND YEAR FIRST ELECTED DIRECTOR	AGE	BACKGROUND INFORMATION
NOMINEES FOR DIRECTOR
Philip R. Harper (1997)	59
		Mr. Harper has served as Chairman, Chief Executive Officer and President, of US Investigations Services, Inc., a private investigations company, since 1996. From 1991 to 1994, Mr. Harper served a President of Wells Fargo Alarm Services. From 1988 to 1991, Mr. Harper served as President of Burns International Security Services—Western Business Unit. Mr. Harper served in the U.S. Army from 1961 to 1982, where he commanded airborne infantry and intelligence units. Mr. Harper is a member of the Board of Directors of Weston ACAS Holdings, Inc.
Kenneth D. Peterson, Jr. (2001)	50
		Mr. Peterson has been CEO of Columbia Ventures Corporation, a firm holding interests in businesses in the international aluminum smelting, aluminum fabrication and finishing and other industries, since 1988. He is a member of the board of directors of International Aluminum Corporation and the Washington Institute Foundation.
Malon Wilkus* (1986)	51
		Mr. Wilkus founded the Company in 1986 and has served as the Company's Chief Executive Officer since that time. From 1986 to 1999, he served and since 2001 he has served as President. Mr. Wilkus served as Vice Chairman of the Board of Directors of the Company from 1997 to 1998 and has served as Chairman of the Board of Directors since 1998.

NOMINEES WITH TERMS EXPIRING IN 2004
Mary C. Baskin (2000)	52
		Ms. Baskin has been Managing Director of the Ansley Consulting Group, a retained executive search firm, since 1999. From 1997-1999, Ms. Baskin served as Partner for Quayle Partners, a start-up consulting firm that she help found. From 1996-1997, Ms. Baskin served as Vice President and Senior Relationship Manager for Harris Trust and Savings Bank. From 1990-1996, Ms. Baskin served as Director, Real Estate Division and Account Officer, Special Accounts Management Unit for the Bank of Montreal.
Alvin N. Puryear (1998)	65
		Dr. Puryear is the Lawrence N. Field Professor of Entrepreneurship and Professor of Management at Baruch College of the City University of New York and has been on the faculty there since 1970. He is Director of the GreenPoint Bank and GreenPoint Financial Corporation. He is also a member of the Board of Directors of the Bank of Tokyo-Mitsubishi Trust Company.
DIRECTORS WITH TERMS EXPIRING IN 2005
Neil M. Hahl (1997)	54
		Mr. Hahl is a general business consultant. He was President of The Weitling Group, a business consulting firm from 1996 to 2001. From 1995 to 1996, Mr. Hahl served as Senior Vice President of the American Financial Group. From 1982 to 1996, Mr. Hahl served as Senior Vice President and CFO of Penn Central Corporation.
Stan Lundine (1997)	64
		Mr. Lundine has served as Of Counsel for the law firm of Sotir and Goldman and as Executive Director of the Chautauqua County Health Network since 1995. From 1987 to 1994, he was the Lieutenant Governor of the State of New York. From 1976 to 1986, Mr. Lundine served as a member of the U.S. House of Representatives. Mr. Lundine is a Director of US Investigations Services, Inc., National Forge Company and John G. Ullman and Associates, Inc.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
John R. Erickson	43
		Mr. Erickson has served as Executive Vice President of the Company since 2001 and as Chief Financial Officer of the Company since 1998 and as Secretary since 1999. From 1998 to 2001, he served as a Vice President of the Company. From 1990 to 1996, he served as Chief Financial Officer of Storage USA, Inc., an operator of self-storage facilities. From 1996 to 1998, he served as President of Storage USA Franchise Corp., a subsidiary of Storage USA, Inc.
Ira J. Wagner	50
		Mr. Wagner has served as Executive Vice President and Chief Operating Officer of the Company since 2001 and served as a Senior Vice President of the Company in 2001 prior to becoming Executive Vice President. Mr. Wagner has served as a Senior Vice President of the Company since 2001. He has been an employee of the Company since 1997 and has held the positions of Principal and Senior Investment Officer. From 1993 to 1997, Mr. Wagner was a self-employed consultant and financial advisor.
Roland H. Cline	55	Mr. Cline has served as Senior Vice President and Managing Director of the Company since 2001. From 1998 to 2001, he was a Vice President of the Company.
Gordon J. O'Brien	37
		Mr. O'Brien has served as Senior Vice President and Managing Director of the Company since 2001. Prior to his election as a Senior Vice President, he had been elected as a Vice President of the Company in 2001. From 1998 to 2001 he was a principal of the Company. Prior to joining the Company, from 1995 to 1998, he was a Vice President at Pennington Partners & Company, a private equity fund.
Darin R. Winn	39
		Mr. Winn has served as Senior Vice President and Managing Director of the Company since 2002. From 2001 to 2002, he was a Vice President of the Company. From 1998 to 2001, he was a principal of the Company. Prior to joining the Company, he worked at Stratford Equity Partners, a mezzanine and equity fund, from 1995 to 1998.

*
Director who is an "Interested Persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"). Mr. Wilkus is an Interested Person because he is an employee and officer of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors holds regular monthly meetings and meets on other occasions when required by special circumstances. Certain directors also serve on the Board's principal standing committees. The committees, their primary functions and memberships are as follows:

        Executive Committee—This committee has the authority to exercise all powers of the Board of Directors except for actions that must be taken by the full Board of Directors under the Delaware General Corporation Law or the Investment Company Act of 1940, as amended (the "1940 Act"). Members of the Executive Committee are Messrs. Harper, Puryear and Wilkus. Mr. Wilkus serves as Chairman. Mr. Wilkus is an "interested person" under the 1940 Act.

        Audit Committee—This committee makes recommendations to the Board of Directors with respect to the engagement of independent auditors and questions the Company's management and independent auditors on the application of accounting and reporting standards to the Company. Its purpose and responsibilities are more fully set forth in the committee's charter, which was adopted by the Board of Directors. The Charter was included as an exhibit to the Company's proxy statement for the 2001 Annual Meeting of Stockholders. The Audit Committee also reviews the valuations of portfolio companies presented by management. The Audit Committee is currently composed of Ms. Baskin and Messrs. Hahl and Peterson. Mr. Hahl serves as Chairman. Each member of this committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards.

        Compensation and Compliance Committee—This committee has the responsibility for reviewing and approving the salaries, bonuses and other compensation and benefits of executive officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of management, and administering the Company's employee stock option plans. This committee also has the responsibility for reviewing and approving matters regarding ethics, securities law compliance and portfolio company workouts. Members of this committee are Messrs. Harper, Lundine and Puryear. Mr. Harper serves as Chairman.

        The Compensation and Compliance Committee also serves as the Board of Directors' standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any stockholder entitled to vote for the election of directors. Nominations made by Stockholders must be made by written notice (setting forth the information required by the Company's Bylaws) received by the Secretary of the Company at least 120 days in advance of an annual meeting or within 10 days of the date on which notice of a special meeting for the election of directors is first given to Stockholders.

        The Board of Directors held 28 formal meetings during 2002. The Executive Committee held nine formal meeting during 2002, the Compensation and Compliance Committee held 17 formal meetings during 2002 and the Audit Committee held six formal meetings during 2002. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served.

CERTAIN TRANSACTIONS

        The Company previously entered into a series of loan transactions with the Executive Officers pertaining to the exercise of options under the Employee Option Plan. (In the case of Messrs. O'Brien and Winn, such transactions predated their becoming Executive Officers.) None of the loan transactions were entered into in 2002. Only the loans to Mr. Wilkus are still outstanding. Mr. Wilkus entered into Option Exercise Agreements with the Company as of June 1, 1999, March 2, 2001, March 7, 2001 and December 12, 2001, providing for such loans and pertaining to the exercise of options to purchase 117,428, 50,000, 50,000 and 108,200 shares of Common Stock, respectively. In each case, the Company lent to Mr. Wilkus the full option exercise price, which ranged from $15.00 to $22.875 per share of Common Stock, plus additional sums for the payment of taxes associated with the exercise of the options. The total amounts lent to Mr. Wilkus were $4,230,949. Each loan provides for the quarterly payment of interest with the full principal amount due at maturity, which is nine years from the date of each loan. The interest rate charged on the June 7, 1999 loan is 5.27% per annum, the interest rate charged on each of the March 2001 loans is 4.98% per annum and the interest rate charged on the December 2001 loan is 3.91% per annum. Each loan is collateralized by a pledge of the shares of Common Stock purchased with the loan and in September 2002, Mr. Wilkus posted 60,000 in shares of Company Common Stock as additional collateral. The Company has full recourse to Mr. Wilkus for all amounts due under his loan. As required by the 1940 Act, each loan must be fully collateralized and will be due 60 days following termination of Mr. Wilkus' employment with the Company.

        In the ordinary course of business, the Company purchases background investigatory services from US Investigations Services, Inc. ("USIS"). Mr. Harper is the Chairman, President and CEO and Mr. Lundine is a member of the Board of Directors of USIS. In 2002, the Company paid USIS $117,705 for such services.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth certain details of the aggregate compensation paid to each of the three highest paid Executive Officers during 2002 (including the only Executive Officer who was also a director). For the aggregate compensation received by each non-employee director, see "DIRECTOR COMPENSATION." During 2002, the Executive Officers did not receive any awards of restricted stock or any payouts pursuant to a long-term incentive plan.

2002 COMPENSATION TABLE

NAME OF PERSON, POSITION	AGGREGATE COMPENSATION FROM COMPANY(1)	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF COMPANY EXPENSE(2)
Malon Wilkus Chief Executive Officer, President and Chairman of the Board of Directors	$1,199,201	$6,000
John R. Erickson Executive Vice President, Chief Financial Officer and Secretary	$738,150	$6,000
Ira J. Wagner Executive Vice President and Chief Operating Officer	$738,150	$6,000

(1)
The aggregate 2002 compensation amount from the Company for Messrs. Wilkus, Erickson and Wagner, includes salary in the amount of $345,000, $260,000 and $260,000, respectively, and bonus in the amount of $837,955, $498,150 and $498,150, respectively. In addition, Mr. Wilkus was paid $16,246 for accrued but unused vacation time. Messrs. Wilkus, Erickson and Wagner elected to defer $11,000, $11,000 and $11,000, respectively, of their salary to the 401(k) profit sharing plan portion of the ESOP.

(2)
Represents the value of the Company's Common Stock allocated in 2002 to the Executive Officer's account in the ESOP.

NOTE: The named Executive Officers' estimated annual benefits under the ESOP upon retirement are not determinable.

LONG TERM INCENTIVE PLANS

        The Company currently maintains two long term incentive programs in which Executive Officers of the Company participate: (i) the ESOP, in which all employees of the Company are eligible to participate after meeting minimum service requirements, and (ii) the Company's 1997 Employee Option Plan, the 2000 Employee Stock Option Plan and the 2002 Employee Stock Option Plan (collectively, the "Existing Employee Option Plans"). The Company maintains no stock appreciation rights plan or defined benefit or actuarial plan. At the Annual Meeting, the Stockholders will be asked to approve the new 2003 Employee Option Plan.

        ESOP.    The Company maintains the ESOP for the benefit of its employees in order to enable them to share in the growth of the Company. The ESOP is a profit sharing plan, qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), designed to be invested primarily in Common Stock. The ESOP provides that participants will receive allocations of Common Stock at least equal to 3% of their annual compensation, up to certain statutory maximums. The Company has the ability to make additional contributions also subject to certain statutory maximums. Each ESOP participant vests in his or her Common Stock ESOP account over a five-year period beginning on the date of first employment. The ESOP also allows participants to make elective deferrals of a portion of their income as contribution to a Section 401(k) profit sharing plan. The Company does not match or otherwise make contributions to the profit sharing plan.

        Existing Employee Option Plans.    The Company established the Existing Employee Option Plans for the purpose of attracting and retaining executive officers and other key employees. Non-employee Directors may not participate. Options for a maximum of 1,828,252, 3,800,000 and 1,950,000 shares of Common Stock were subject to issuance under the 1997 Employee Option Plan, the 2000 Employee Stock Option Plan and the 2002 Employee Stock Option Plan, respectively. Including forfeitures of previously granted options, options for an aggregate of 238,955 shares of Common Stock are currently available for grant under the Existing Employee Option Plans, options for 4,144,389 shares of Common Stock are currently outstanding and options for 5,940,954 shares of Common Stock have been exercised. The Compensation and Compliance Committee administers the Existing Employee Option Plans and may grant options for a maximum of 608,782 shares to any single participant. The Compensation and Compliance Committee uses such criteria as it deems important to determine who will receive awards and the number of awarded options. The Compensation and Compliance Committee has the authority to set the exercise price for options and to adjust the exercise price following the occurrence of events such as stock splits, dividends, distribution and recapitalizations. Options may be exercised during a period of no more ten years following the date of grant. The Compensation and Compliance Committee has the discretion to set the vesting period for options and to permit the acceleration of vesting under certain circumstances. Vesting is automatically accelerated upon the occurrence of specified change of control transactions. Section 61(a) of the 1940 Act imposes certain requirements on the Company's option plans including that the options must expire no later than ten years from grant, that the options not be separately transferable other than by gift, will or intestacy, that the exercise price must not be less than the current market price for the underlying stock at the time of grant, that the plan must be approved by the stockholders and a majority of the company's directors who are not Interested Persons, and that the issuer not have a profit-sharing plan as described in the 1940 Act.

        The following table shows for each of the named Executive Officers (1) the number of options that were granted during 2002, (2) out of the total number of options granted to all employees during 2002, the percentage granted to the named Executive Officer, (3) the exercise price, (4) the expiration date, and (5) the potential realizable value of the options, assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term, at a 5% and 10% annualized rate.

Executive Officer Option Grants

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year
			Exercise(1) or Base Price	Expiration Date
					5%	10% ($)
Malon Wilkus	230,000	9.4%	$29.87	5/7/12	$4,320,569	$10,949,170
John R. Erickson	125,000	5.1%	$29.87	5/7/12	$2,348,135	$5,950,636
Ira J. Wagner	125,000	5.1%	$29.87	5/7/12	$2,348,135	$5,950,636
Total Options Granted To All Participants	2,449,423

        The following table sets forth the details of option exercises by Executive Officers and members of the Board of Directors during 2002 and the values of the unexercised options at December 31, 2002.

Option Exercises and Year-End Option Values(1)

			Options Outstanding at 12/31/2002
					Value of Options at 12/31/2002(3)
	Shares Acquired on Exercise	Value(2) Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Malon Wilkus	—	$—	574,646	—	$—	$—
John R. Erickson	—	$—	427,773	—	$—	$—
Ira J. Wagner	—	$—	399,155	—	$—	$—
Roland H. Cline	—	$—	238,497	—	$164,377	$—
Gordon J. O'Brien	70,000	$192,150	258,557	—	$48,832	$—
Darin R. Winn	40,000	$117,200	221,229	—	$196,092	$—
Mary C. Baskin	—	$—	10,000	5,000	$—	$—
Neil M. Hahl	—	$—	18,334	1,666	$44,384	$45
Philip R. Harper	1,700	$14,258	1,634	1,666	$44	$45
Stan Lundine	—	$—	18,334	1,666	$44,384	$45
Kenneth D. Peterson, Jr.	—	$—	5,000	10,000	$—	$—
Alvin N. Puryear	—	$—	18,334	1,666	$44,384	$45

(1)
Option grants and exercises for Ms. Baskin and Messrs. Hahl, Harper, Lundine, and Puryear pertain to the 1997 Disinterested Director Stock Option Plan. See "DIRECTOR COMPENSATION."

(2)
Value Realized is calculated at the closing market price on the date of exercise, less the option exercise price, but before any tax liabilities or transaction costs. This is a deemed market value, which may actually be realized only if the shares are sold at that price.

(3)
Value of unexercised options is calculated at the closing market price on December 31, 2002 ($21.59), less the option exercise price, but before any tax liabilities or transaction costs. Options, if any, with an exercise price greater than the market price as of December 31, 2002, are shown as having no value.

DIRECTOR COMPENSATION

        During 2002, each non-employee director received an annual retainer fee of $20,000 (non-employee directors who chaired a Board of Directors committee received a retainer of $25,000) and a fee of $1,000 for each meeting of the Board of Directors or each separate committee meeting attended. For 2003, each non-employee director will be paid an annual retainer of $25,000 (non-employee directors who chair a Board of Directors committee will receive a retainer of $30,000) and a fee of $1,500 for each meeting of the Board of Directors or each separate committee meeting attended. Directors are reimbursed for out-of-pocket expenses incurred in connection with Board and committee meetings. Directors who are employees of the Company do not receive additional compensation for service as a member of the Board of Directors.

        The following table sets forth the compensation received by each non-employee director during 2002:

NAME	2002 COMPENSATION
Mary C. Baskin	$53,000
Neil M. Hahl	$59,000
Philip R. Harper	$79,000
Stan Lundine	$64,000
Kenneth D. Peterson, Jr.	$51,000
Alvin N. Puryear	$74,000
Eugene L. Podsiadlo[1]	$26,000

(1)
Mr. Podsiadlo resigned from the Board of Directors in June 2002.

        The Company established the 1997 Disinterested Director Stock Option Plan (the "Director Option Plan") for directors who are not employees of the Company. As of May 14, 1999, the SEC granted an exemption for the Director Option Plan, which was required under the 1940 Act for the Director Option Plan to become effective. The Director Option Plan provides for the issuance to participants of options to purchase an aggregate of 150,000 shares of Common Stock. Messrs. Hahl, Harper and Lundine, directors who were directors on the date of Board of Directors approval of the Director Option Plan, November 6, 1997, received automatic grants of options to purchase 15,000 shares of Common Stock. Dr. Puryear was granted options as of September 15, 1998, the date he became a director, conditioned on the issuance of the SEC exemption order. In addition, as of May 15, 2000, Messrs. Hahl, Harper, Lundine and Puryear received grants of options to purchase an additional 5,000 shares each. Ms. Baskin and Mr. Peterson were granted options for 15,000 shares each on June 15, 2000, and January 15, 2001, respectively. Such options vest over a three-year period on each of the first three anniversaries of the respective dates noted above. The exercise price for the original option grants is $18.625 per share, which was the closing price of the Common Stock on the Nasdaq Stock Market as of May 14, 1999, the date the SEC exemption order became effective. The other options have exercise prices equal to the closing price of the Common Stock on the day preceding the date of grant.

        All options expire ten years from the date of grant except that the initial grants to Messrs. Hahl, Harper and Lundine expire on November 6, 2007 and Dr. Puryear's initial grant expires on September 15, 2008. Vesting of options will be automatically accelerated upon the occurrence of specified change of control transactions and certain other events including the death or disability of the director. Options to purchase a maximum of 25,000 shares may be issued to any single participant under the Director Option Plan. In 2000, the Board of Directors adopted and the Stockholders approved the adoption of the 2000 Disinterested Stock Option Plan providing the issuance of options to purchase up to 150,000 shares of Common Stock. Before such plan may become effective and options may be issued thereunder, the SEC must grant an exemptive order. The Company has applied for such an exemptive order but the SEC has not yet issued it.

EMPLOYMENT AGREEMENTS

        On March 31, 2003, the Company entered into employment agreements with each of the Executive Officers, replacing existing agreements with each of the Executive Officers other than Mr. Winn, who did not have an employment agreement. The agreements of each of the Executive Officers other than Mr. Wilkus provide for a one year term that renews on a daily basis so that there will always be one year remaining until either party gives notice that the automatic renewals are to be discontinued. Mr. Wilkus' agreement has a two year term that on each anniversary renews for an additional year, unless either party has given six months advance written notice that the automatic extensions are to cease. The base salary under Mr. Wilkus' agreement is $530,000 per year; the base salary under the agreements of Messrs. Erickson and Wagner is $400,000 per year; the base salary under Mr. O'Brien's agreement is $300,000 and the base salary under the agreements of Messrs. Cline and Winn is $270,000 per year. The Compensation and Compliance Committee or the Chief Executive Officer (or in the case of Mr. Wilkus, only the Compensation and Compliance Committee) has the right to increase the base salary during the term of each agreement. Additionally, the base salary may be decreased but not below the original base salary. The employment agreements provide that the Executives Officers are entitled to participate in a performance based target bonus program under which Mr. Wilkus will annually receive up to 230% of his base salary, Messrs. Erickson, Wagner and O'Brien will each receive up to 175% of their base salary and Messrs. Cline and Winn will each receive up to 150% of their base salary, depending on the portfolio and Company performance and the officer's performance against certain criteria established by the Compensation and Compliance Committee. Mr. Wilkus is entitled to receive 5% of his bonus regardless of the Company's performance.

        In the event the Company should terminate an Executive Officer's employment by reason of the Executive Officer's disability, the Executive Officer is entitled to a continuation of his base salary for one year (two years in the case of Mr. Wilkus) reduced by the amount of any long-term disability payments received by the Executive Officer during this period. In addition, the Executive Officer will be entitled to receive a target bonus for the year in which his employment is terminated following a disability based on the highest target bonus that could have been earned in that year by the Executive Officer and a further bonus payment during the one year salary continuation period (two years in the case of Mr. Wilkus) equal to the highest target bonus that could have been earned by the Executive Officer during the year in which the disability termination occurred. During the base salary continuation period following a disability, the Executive Officer will also continue to receive insurance and other employee benefits.

        In the event that the Executive Officer's employment is terminated by the Company other than for the Executive Officer's misconduct, the Executive Officer is entitled to receive a continuation of base salary, target bonus and insurance benefits for a specified period as well as payment of a prorated target bonus for the year of termination computed at the highest target bonus that could have been earned in the year of termination. In the case of Mr. Wilkus, the continuation period is two years, in the case of Messrs. Erickson and Wagner the period is 18 months and in the case of Messrs. Cline, O'Brien and Winn, the period is 12 months. During the continuation period, the base salary will be continued at the highest rate in effect in the 24 months preceding termination. The target bonus paid during the continuation period would be the higher of the highest target bonus that could have been earned in the year of termination and the highest target bonus that was actually paid to the Executive Officer in the three years preceding termination. No such amounts would be paid if the termination was the result of misconduct by the Executive Officer, which is generally defined as failure by the Executive Officer to perform the Executive Officer's duties under the employment agreement after notice and a cure period, the commission by the Executive Officer of dishonest, demonstrably injurious acts or material breaches of the employment agreement or other Company policies. Before the Executive Officer is eligible to receive any such compensation or benefits, he must enter into a mutual release agreement with the Company.

        In the event of a termination of an Executive Officer other than Mr. Wilkus by the Company other than for misconduct in the three months preceding or 18 months following a change of control of the Company, the salary and bonus continuation periods noted above would generally be lengthened. In the case of Messrs. Erickson and Wagner, the period would be two years and in the case of Messrs. Cline, O'Brien and Winn the period would be 18 months. Additionally, if following a change of control "good reason" exists, an Executive Officer other than Mr. Wilkus may terminate his employment and receive the same severance benefits as if he had been terminated other than for misconduct by the Company. Good reason is generally defined as including a material adverse alteration to the Executive Officer's position, location of employment or responsibilities, a material breach by the Company of the employment agreement, an unpermitted termination of the Executive Officer's employment or material adverse changes to Executive Officer's indemnification rights.

        Mr. Wilkus has the right to declare that good reason exists regardless of whether a change of control has occurred, terminate his employment and receive the salary, target bonus and benefits described above for a termination by the Company other than for misconduct. In the event of a change of control, Mr. Wilkus may terminate his employment (regardless of whether good reason exists) and receive the salary, target bonus and benefits described above for three years.

        If the Executive Officer dies during the term of his employment agreement, his estate will be entitled to receive his target bonus for the year in which the death occurs, prorated through the date of death based on the highest target bonus that could have been earned in that year, and a continuation of health benefits for a period equal to two months multiplied by the number of full years (up to nine) during which the Executive Officer was employed by the Company.

        Each of the employment agreements also includes confidentiality provisions and a non-competition covenant, which applies to the Executive Officer for the longer of 12 months and the period of any severance payments. If severance payments are being made, the Executive Officer may terminate the non-competition period early by foregoing the severance payments.

        Additionally, Mr. Cline has also entered into a "Split Dollar Agreement" entitling him to participate in a split dollar life insurance program. Under the program, the Company has paid the premium of a life insurance policy on the life of Mr. Cline, with Mr. Cline being deemed to receive income each year generally equal to a level amortization of the premium over a ten-year period. While Mr. Cline is the owner of the policy, the Company retains an interest in the policy equal to the unamortized amount of the premium. Upon termination of employment, Mr. Cline will generally have an obligation to pay to the Company the unamortized premium amount. Mr. Cline's employment agreement allows him to continue employment with the Company for the remaining portion of the ten-year period, with significant reduced duties, if his employment would have otherwise terminated other than for misconduct. In addition, for so long as he remains an employee of the Company, the Company will purchase a term life insurance policy in the amount of the unamortized premium payment due on the split dollar policy. The total premiums paid or to be paid on the split dollar policy of Mr. Cline are $385,260.

PROPOSAL 2: APPROVAL OF THE ADOPTION OF
THE 2003 EMPLOYEE OPTION PLAN
INCREASING THE NUMBER OF SHARES AVAILABLE FOR GRANT

GENERAL INFORMATION

        The 2003 Employee Option Plan was approved by the Board of Directors on March 20, 2003. The Compensation and Compliance Committee, which consists entirely of directors who are not employees of the Company, reviewed the Existing Employee Option Plans and concluded that the number of shares authorized and available for grant under the Existing Employee Option Plans is insufficient to provide flexibility with respect to stock-based compensation, or to establish appropriate long-term incentives to achieve Company objectives. The Compensation and Compliance Committee and the Board of Directors believe that stock-based incentive compensation, particularly through the award of stock options, is necessary to help attract, retain and motivate employees of outstanding competence and to align further their interests with those of the Company's stockholders. Thus, stock-based compensation advances the interests of the Company.

        The Company competes with private equity firms for its investment professionals. Such funds commonly provide a 20% carried interest in each newly-raised fund to their general partners and employees. The Company believes that its employee option plans must provide an economic interest in the Company similar to that generally gained by partners and employees in private equity funds. As of March 31, 2003, there remain only 238,955 shares available for option grants under the Existing Employee Option Plans. Considering the importance of the Employee Option Plans to the Company, the 43% growth in the number of outstanding shares of Common Stock since the May 2002 annual meeting of stockholders at which the 2002 Employee Option Plan was adopted and the limited number of options available for grant, the Compensation and Compliance Committee and the Board of Directors have approved, and are submitting to the Stockholders for approval, the 2003 Employee Option Plan. The 2003 Employee Option Plan provides for the awarding of options to purchase 3,500,000 shares of Common Stock, or 6.4% of the 54,840,568 shares of Common Stock outstanding as of March 31, 2003. It is the Company's policy with all of its employee option plans to grant options to virtually all employees of the Company.

        The shares available for grant under the Existing Employee Option Plans plus the shares subject to existing unexercised options equal 5.0% of the outstanding shares of Common Stock. When added to the shares that can be issued under the 2003 Employee Option Plan, the shares would equal 11.4% of the outstanding shares of Common Stock. The Compensation and Compliance Committee believes that this is generally a lower percentage than is typical of other publicly-traded financial services companies. A copy of the 2003 Employee Option Plan appears as Exhibit I to this Proxy Statement.

SUMMARY OF MATERIAL PROVISIONS OF THE 2003 EMPLOYEE OPTION PLAN

        The following is a summary of certain provisions of the 2003 Employee Option Plan. The Company proposes to establish the 2003 Employee Option Plan for the purpose of attracting, retaining and motivating employees of outstanding competence and to align further their interests with those of the Company's stockholders. Non-employee directors of the Company are not eligible to participate. Options granted under the 2003 Employee Option Plan may be exercised for a period of no more than ten years from the date of grant. Unless sooner terminated by the Company's Board of Directors, the 2003 Employee Option Plan will terminate on May 15, 2013, and no additional awards may be made under the 2003 Employee Option Plan after that date. The maximum number of shares that may be covered by options granted under the 2003 Employee Option Plan for a single participant is 600,000.

        Options granted under the 2003 Employee Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Code ("ISO"), or non-qualified stock options, and entitle the optionee, upon exercise, to purchase shares of Common Stock from the Company at a specified exercise price per share. Incentive stock options must have a per share exercise price of no less than the fair market value or, if the optionee owns or is treated as owning (under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of a share of Common Stock on the date of the grant. Non-qualified stock options granted under the 2003 Employee Option Plan must have a per share exercise price of no less than the fair market value of a share of Common Stock on the date of the grant. Options are not transferable other than by laws of descent and distribution and will generally be exercisable during an optionee's lifetime only by the optionee.

        The Compensation and Compliance Committee will administer the 2003 Employee Option Plan and have the authority, subject to the provisions of the 2003 Employee Option Plan, to determine who will receive awards under the 2003 Employee Option Plan and the terms of such awards. The Compensation and Compliance Committee will have the authority to adjust the number of shares available for options, the number of shares subject to outstanding options and the exercise price for options following the occurrence of events such as stock splits, dividends, distributions and recapitalizations. In addition, the 2003 Employee Option Plan provides that unless the Compensation and Compliance Committee determines otherwise, the exercise price of options will be automatically reduced by the amount of any cash dividends paid on the Common Stock after the option is granted but before it is exercised.

        Under the Company's current accounting policies, the Company will expense options granted under the 2003 Employee Option Plan if the exercise price is adjusted for dividends paid. The expensing of stock options under such policies does not affect the Company's taxable income. The amount that must be distributed to the Company's stockholders as dividends is based on the Company's taxable income. Without the approval of the Company's Stockholders, except in connection with a stock split, dividend or similar event, the Compensation and Compliance Committee will not lower the exercise price for any outstanding options or issue any replacement options for options previously granted at a higher exercise price.

        The Compensation and Compliance Committee may provide, if permitted by applicable law, that the exercise price of an option may be paid in Common Stock. The Compensation and Compliance Committee may also permit a "cashless exercise" arrangement whereby an optionee, without payment of the exercise price, receives upon exercise, shares having an aggregate fair market value equal to the product of (i) the excess of the fair market value of a share on the exercise date over the exercise price and (ii) the number of shares covered by the option.

        The 1940 Act imposes certain requirements on options that would be granted under the 2003 Employee Option Plan including that the options must expire no later than ten years from grant, that the options not be separately transferable other than by gift, will or intestacy, that the exercise price must not be less than the current market price for the underlying stock at the time of grant, that the plan must be approved by the stockholders and a majority of the company's directors who are not Interested Persons, and that the issuer not have a profit-sharing plan as described in the 1940 Act.

        The following is a brief summary of the Federal income tax aspects of stock options that would be granted under the 2003 Employee Option Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

        1.    ISOs.    No taxable income is realized by the participant upon the exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (i) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a capital loss, and (ii) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

        If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (ii) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

        Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

        2.    Non-qualified Stock Options.    With respect to non-qualified stock options: (i) no income is realized by the participant at the time the option is granted; (ii) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount; and (iii) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

CONCLUSION AND RECOMMENDATION; VOTE REQUIRED

        The Board of Directors believes that it is in the best interests of the Company and its Stockholders to adopt the 2003 Employee Option Plan, to help attract and retain and motivate employees of outstanding competence and to align further their interests with those of the Company's Stockholders.

        A majority of the votes of all shares present, represented and entitled to vote is necessary for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2003 EMPLOYEE OPTION PLAN.

PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        Ernst & Young LLP has served as independent public accountants for the Company since 1993 and at a meeting on March 20, 2003, the Board of Directors (including a majority of the members of the Board of Directors who are not "interested persons" of the Company, as defined in the 1940 Act) approved the recommendation of the Audit Committee for the appointment of Ernst & Young LLP to audit the financial statements of the Company for 2003. This selection is subject to ratification or rejection by the Stockholders. Ernst & Young LLP has no financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. Please refer to the section entitled "INDEPENDENT AUDITORS" for further information. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC AUDITORS TO THE COMPANY.

        Ernst & Young LLP performed various audit and other services for the Company during 2002. Such services included an audit of annual financial statements, interim reviews of quarterly financial statements, review and consultation connected with certain filings with the SEC, internal control reviews required by certain contractual agreements or requested by the Company's management, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

        The following presents a summary of the 2002 and 2001 fees billed by Ernst & Young LLP:

			All Other
Year	Audit	IT	Audit-Related	Nonaudit Related	Total All Other	Total Fees
2002	$358,017	$—	$237,880	$197,973	$435,853	$793,870
2001	$309,860	$—	$16,740	$244,609	$261,349	$571,209

Audit Fees

        The Company was billed fees and expenses of approximately $358,017 by Ernst & Young LLP for the 2002 annual audit, including the audit of the consolidated financial statements and timely quarterly reviews, and services relating to the Company's Form N-2 filing with the SEC and related offerings.

Financial Information Systems Design and Implementation Fees

        The Company was not billed any financial information systems design and implementation fees by Ernst & Young LLP during 2002.

All Other Fees

        The Company was billed fees of approximately $435,853 by Ernst & Young LLP for all other services provided by it during 2002, including audit related services of $237,880, and nonaudit services of $197,973. Audit related services generally include fees for internal control and compliance procedures related to the Company's securitization transactions and other borrowings. The nonaudit services generally consisted of due diligence activities related to investments by the Company. The Audit Committee has considered the compatibility of nonaudit services with the auditor's independence.

REPORT OF THE AUDIT COMMITTEE

        The Board of Directors of the Company has appointed an Audit Committee composed of three directors, Ms. Baskin and Messrs. Hahl and Peterson, each of whom is independent as defined in the NASD listing standards.

        The Audit Committee's job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles.

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management and with Ernst & Young LLP, the Company's independent auditors for 2002.

        The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

        The Audit Committee has received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Ernst & Young's independence with Ernst & Young LLP, and has considered the compatibility of nonaudit services with the auditor's independence.

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2002, be included in the Company's Annual Report on Form 10-K for such year for filing with the Securities and Exchange Commission. The Audit Committee also recommends the selection of Ernst & Young LLP to serve as independent accountants for such year ended December 31, 2003.

THE AUDIT COMMITTEE

Neil M. Hahl, Chairman
Mary C. Baskin
Kenneth D. Peterson, Jr.

Use Of Report Of The Audit Committee

        In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee and the Audit Committee Charter is not "soliciting material" and is not to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the disclosure requirements of Item 405 of SEC Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission, The Nasdaq Stock Market and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company by its executive officers, directors and greater than 10% beneficial owners, the Company believes that during fiscal 2002 all Section 16(a) filing requirements applicable to its executive officers, directors and stockholders were timely satisfied except that Ms. Baskin filed a Form 4 late with regard to one purchase transaction and Adam Blumenthal, who was formerly the Vice-Chairman and a Director, filed two Form 4s late concerning a total of six sale transactions.

PROPOSALS OF STOCKHOLDERS

        Any proposal intended to be presented for action at the 2004 Annual Meeting of Stockholders by any stockholder of the Company must be received by the Secretary of the Company not later than December 1, 2003, in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to its 2004 Annual Meeting of Stockholders. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in Company's proxy statement and proxy form relating to such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require the Company to include any stockholder proposal that does not meet all the requirements for such inclusion established by the Securities and Exchange Commission in effect at that time.

METHOD OF COUNTING VOTES

        All duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card except that if no choice is specified, shares will be voted FOR the election of all nominees for Director. Abstentions and "non-votes" will be counted as present only for purposes of determining a quorum. Abstentions are treated as votes against the proposals presented to the Stockholders other than the election of directors. Because directors are elected by a plurality of the votes cast, abstentions are not considered in the election. A "non-vote" occurs when a nominee holding shares on behalf of a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

FINANCIAL STATEMENTS AVAILABLE

        A copy of the Company's 2002 Annual Report containing audited financial statements accompanies this Proxy Statement. Such financial statements are hereby incorporated herein by reference.

        THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER UPON WRITTEN REQUEST A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE YEAR ENDED DECEMBER 31, 2002. REQUESTS FOR COPIES SHOULD BE ADDRESSED TO KELLEY GREGORY, INVESTOR RELATIONS, AMERICAN CAPITAL STRATEGIES, LTD., 2 BETHESDA METRO CENTER, 14th FLOOR, BETHESDA, MARYLAND 20814. REQUESTS MAY ALSO BE DIRECTED TO MS. GREGORY AT (301) 951-6122 OR TO kelley_gregory@american-capital.com ON THE INTERNET. COPIES MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC'S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV. THE ANNUAL REPORT ON FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

REPURCHASES OF COMMON STOCK

        Common stock of closed-end investment companies frequently trades at discounts from net asset value. The Company cannot predict whether its shares of Common Stock will trade above, at or below the net asset value thereof. The market price of the Company's shares is determined by, among other things, the supply and demand for its shares, its investment performance and investor perception of its overall attractiveness as an investment as compared with alternative investments. The Company, subject to compliance with the 1940 Act and other applicable law, may repurchase on the open market or in privately negotiated transactions, outstanding shares of the Company. There is no assurance that such open market purchases will be made and such authorization may be terminated at any time.

OTHER MATTERS

        The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

EXHIBIT I

PROPOSED
AMERICAN CAPITAL STRATEGIES, LTD.
2003 EMPLOYEE STOCK OPTION PLAN

1.    Definitions

        In this Plan, except where the context otherwise indicates, the following definitions apply:

        1.1. "Affiliate" means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company which become such after adoption of the Plan.

        1.2. "Agreement" means a written agreement granting an Option that is executed by the Company and the Optionee.

        1.3. "Board" means the Board of Directors of the Company.

        1.4. "Code" means the Internal Revenue Code of 1986, as amended.

        1.5. 'Committee" means the committee of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation and Compliance Committee of the Board shall be the Committee.

        1.6. "Common Stock" means the common stock, par value $.01 per share, of the Company.

        1.7. "Company" means American Capital Strategies, Ltd., a Delaware corporation.

        1.8. "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Article 7.

        1.9. "Date of Grant" means the date on which an Option is granted under the Plan.

        1.10. 'Director" means a member of the Board of Directors of the Company or any Affiliate.

        1.11. "Eligible Individual" means any Employee, any person who has been hired to be an Employee or any Director who is also an Employee. Persons who are Directors of the Company who are not also Employees are not officers or Employees shall not be Eligible Individuals.

        1.12. "Employee" means any employee of the Company or an Affiliate or of the Company or an Affiliate.

        1.13. "Fair Market Value" means the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

        1.14. "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

        1.15. "1940 Act" means the Investment Company Act of 1940, as amended.

        1.16. "Nonstatutory Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

        1.17. "Option" means an option to purchase Shares granted under the Plan.

        1.18. "Option Period" means the period during which an Option may be exercised.

        1.19. "Option Price" means the price per Share at which an Option may be exercised, provided, however, that the Option Price shall not be less than the Fair Market Value as of the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Optionee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value on the Date of Grant. The Option Price of any Option shall be subject to adjustment to the extent provided in Article 9 hereof, subject to Section 6.4 hereof.

        1.20. "Optionee" means an Eligible Individual to whom an Option has been granted.

        1.21. "Plan" means the American Capital Strategies, Ltd. 2003 Employee Stock Option Plan.

        1.22. "Share" means a share of Common Stock.

2.    Purpose

        The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Individuals of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company.

3.    Administration

        The Committee shall administer the Plan and shall have plenary authority, in its discretion, to award Options to Eligible Individuals, subject to the provisions of the Plan. The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the terms (which terms need not be identical) of all Options including, but not limited to, which Eligible Individuals shall be granted Options, the time or times at which Options are granted, the Option Price, the number of Shares subject to an Option, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any provisions relating to vesting, any circumstances in which Options terminate or Shares may be repurchased by the Company, the period during which Options may be exercised and any other restrictions on Options. In making these determinations, the Committee may take into account the nature of the services rendered by the Optionees, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to construe and interpret the Plan and the Agreements, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan or the Agreements, including, but not limited to, any determination to accelerate the vesting of outstanding Options. The determinations of the Committee on the matters referred to in this Article 3 shall be binding and final.

4.    Eligibility

        Options may be granted only to Eligible Individuals and only Employees shall be eligible to receive Incentive Stock Options.

5.    Stock Subject to the Plan

        5.1. Subject to adjustment as provided in Article 9, the maximum number of Shares that may be issued under the Plan is 3,500,000 Shares.

        5.2. If an Option expires or terminates for any reason without having been fully exercised, the unissued Shares which had been subject to such Option shall become available for the grant of additional Options.

6.    Options

        6.1. Options granted under the Plan shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee. Each Option granted under the Plan shall be clearly identified either as an Incentive Stock Option or a Nonstatutory Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options granted to Eligible Individuals shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. All Incentive Stock Options shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

        6.2. The Option Period for Options granted to Eligible Individuals shall be determined by the Committee and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

        6.3. Subject to adjustment as provided in Article 9, the maximum number of Shares that may be covered by Options granted to any Eligible Individual during the term of this Plan shall not exceed 600,000 Shares.

        6.4. Notwithstanding anything to the contrary in this Plan, without the approval of the stockholders of the Company, no Option shall be issued in exchange for or as a reissuance of any outstanding Option or, except for the payment of cash dividends as provided in Section 9.2, the Option Price for any outstanding Option shall not be changed, if the effect of such exchange or change would be to reduce the Option Price for any outstanding Option, except as necessary to reflect the effect of a stock split, stock dividend or similar event.

7.    Exercise of Options

        7.1. An Option may, subject to the terms of the applicable Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 7.2 hereof.

        7.2. Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the Committee, in its sole discretion, may provide in an Agreement that part or all of such payment may be made by the Optionee in one or more of the following manners: (a) by delivery (including constructive delivery) to the Company of Shares valued at Fair Market Value on Date of Exercise (provided that such Shares, if acquired pursuant to an Option granted hereunder or pursuant to any other compensation plan maintained by the Company or any Affiliate, have bee held by the participant for at least six months); (b) by delivery on a form prescribed by the Committee of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares and promptly deliver cash to the Company; (c) by delivery of a promissory note as provided in Section 7.3 hereof; or (d) by surrender to the Company of an Option (or a portion thereof) that has become exercisable and the receipt from the Company upon such surrender, without any payment to the Company (other than required tax withholding amounts), of (x) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value on the date of surrender over (ii) the Option Price, plus (y) an amount of cash equal to the Fair Market Value of any fractional Share to which the Optionee would be entitled but for the parenthetical in clause (x) above relating to whole number of Shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof).

        7.3. To the extent provided in an Option Agreement and permitted by the 1940 Act and other applicable law, the Committee may accept as payment of the Option Price a promissory note executed by the Optionee evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.3 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option and shall bear interest at a rate fixed by the Committee.

8.    Restrictions on Transfer

        Options shall not be transferable other than by will or the laws of descent and distribution. An Option may be exercised during the Optionee's lifetime only by the Optionee or, in the event of his or her legal disability, by his or her legal representative. The Shares acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfers or dispositions thereof (i) as are in effect among the stockholders of the Company at the time such Shares are acquired, (ii) as the Committee shall deem appropriate and (iii) as are required by applicable law.

9.    Capital Adjustments

        9.1. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee may, in its discretion and to the extent necessary to compensate for the effect thereof, provide for a substitution for or adjustment in (i) the number and class of Shares subject to outstanding Options, (ii) the Option Price of outstanding Options, (iii) the aggregate number and class of Shares that may be issued under the Plan and (iv) the maximum number of Shares with respect to which an Employee may be granted Options during the period specified in Section 6.3.

        9.2. In the event that the Corporation should pay a dividend in cash to all holders of outstanding Common Stock, the Option Price for each outstanding Option will be reduced by an amount equal to the per share amount of such dividend; provided, that the Option Price for an Option shall not be reduced below zero. The Committee shall have the right at any time to discontinue the applicability of this section to any or all Options.

10.  Termination or Amendment

        The Board may amend, alter, suspend or terminate the Plan in any respect at any time; provided, however, that after the Plan has been approved by the stockholders of the Company, no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of (i) the Company's stockholders to the extent stockholder approval is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed, if any,and (ii) each affected Optionee if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any Option granted prior to the date of such amendment, alteration, suspension or termination. No Option may be granted under the Plan during any suspension or after termination of the Plan.

11.  Modification, Extension and Renewal of Options; Substituted Options

        11.1. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew the terms of any outstanding Options, or accept the surrender of outstanding Options granted under the Plan or options and stock appreciation rights granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Subject to Section 6.4, any such substituted Options may specify a longer term than the surrendered options and stock appreciation rights, or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any of the Optionee's rights or obligations under such Option.

        11.2. Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Committee, be granted under the Plan in substitution for stock appreciation rights and options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the options and stock appreciation rights in substitution for which they are granted.

12.  Effectiveness of the Plan

        The Plan and any amendment thereto shall be effective on the later of (1) the date which the company closes its initial public offering of Shares, and (ii) the date on which it is adopted by the Board, provided that any such adoption requiring stockholder approval is subject to approval by vote of the stockholders of the Company within 12 months after such adoption by the Board. Options may be granted prior to stockholder approval of the Plan, and the date on which any such Option is granted shall be the Date of Grant for all purposes provided that (a) each such Option shall be subject to stockholder approval of the Plan, (b) no Option may be exercised prior to such stockholder approval, and (c) any such Option shall be void ab initio if such stockholder approval is not obtained.

13.  Withholding

        The Company's obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Option shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, an Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold Shares otherwise issuable to the Optionee, or (iii) delivering to the Company already owned and unencumbered Shares.

14.  Term of the Plan

        Unless sooner terminated by the Board pursuant to Section 10, the Plan shall terminate on May 15, 2013, and no Options may be granted after such date. The termination of the Plan shall not affect the validity of any Option outstanding on the date of termination.

15.  Indemnification of Committee

        In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

16.  General Provisions

        16.1. The establishment of the Plan shall not confer upon any Eligible Individual any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.

        16.2. The Plan does not constitute inducement or consideration for the employment or service of any Eligible Individual, nor is it a contract between the Company or any Affiliate and any Eligible Individual. Participation in the Plan shall not give an Eligible Individual any right to be retained in the service of the Company or any Affiliate.

        16.3. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of stockholder approval upon the same.

        16.4. The interests of any Eligible Individual under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

        16.5. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware and it is the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

        16.6. The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Delaware General Corporation Law.

        16.7. The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

DETACH HERE

PROXY

AMERICAN CAPITAL STRATEGIES, LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN CAPITAL
STRATEGIES, LTD. (THE "COMPANY") TO BE HELD ON MAY 15, 2003.

        The undersigned hereby appoints John Erickson and Thomas McHale and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814 on May 15, 2003, at 10:00 a.m., local time, and any adjournments thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒	Please mark votes as in this example

        Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the election of all nominees for Director.

1.	Election of Directors. Nominees:	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT AS SPECIFIED BELOW
	Philip R. Harper, Kenneth D. Peterson, Jr., and Malon Wilkus	☐	☐

		FOR	AGAINST	ABSTAIN

2.	Approval of the Company's 2003 Employee Stock Option Plan.	☐	☐	☐

3.	Ratification of appointment of Ernst & Young LLP as auditors.	☐	☐	☐

4.	In their discretion on any matter that may properly come before said meeting or any adjournment thereof.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.
PLEASE SIGN HERE AND RETURN PROMPTLY.
Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2003
PROXY STATEMENT
GENERAL
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PROPOSAL 1: ELECTION OF DIRECTORS
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
CERTAIN TRANSACTIONS
COMPENSATION OF EXECUTIVE OFFICERS
2002 COMPENSATION TABLE
LONG TERM INCENTIVE PLANS
Executive Officer Option Grants
Option Exercises and Year-End Option Values(1)
DIRECTOR COMPENSATION
EMPLOYMENT AGREEMENTS
PROPOSAL 2: APPROVAL OF THE ADOPTION OF THE 2003 EMPLOYEE OPTION PLAN INCREASING THE NUMBER OF SHARES AVAILABLE FOR GRANT
PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS OF STOCKHOLDERS
METHOD OF COUNTING VOTES
FINANCIAL STATEMENTS AVAILABLE
REPURCHASES OF COMMON STOCK
OTHER MATTERS
  EXHIBIT I
PROPOSED AMERICAN CAPITAL STRATEGIES, LTD. 2003 EMPLOYEE STOCK OPTION PLAN